CERTIFICATIONS

Re:
Morgan Stanley Capital I Trust 2007-IQ14 (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among Morgan Stanley Capital I Inc., as depositor (the “Depositor”), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the “Capmark Master Servicer”), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the “Special Servicer”), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the “Prudential Master Servicer”), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the “Wells Fargo Master Servicer”), The Bank of New York Trust Company, National Association, as trustee (the “Trustee”) and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the “Paying Agent,” “Certificate Registrar,” “Authenticating Agent” and “Custodian,” respectively)

I, Warren Friend, the senior officer in charge of securitization of the Depositor, certify that:

1.           I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Capital I Trust 2007-IQ14 (the “Exchange Act Periodic Reports”);

2.           Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.           Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement in all material respects; and

5.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•	Capmark Finance, Inc., as Capmark Master Servicer and as Primary Servicer
•	Prudential Asset Resources, Inc., as Prudential Master Servicer;
•	Wells Fargo Bank, N.A., as Wells Fargo Master Servicer;
•	Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as Special Servicer;
•	The Bank of New York Trust Company, National Association, as Trustee;
•	LaSalle Bank National Association, as Paying Agent, Certificate Registrar, Authenticating Agent and Custodian;
•	Principal Global Investors, LLC, as Primary Servicer;
•	Wachovia Bank, National Association, as Primary Servicer;
•	First American Commercial Real Estate Services, Inc. as Servicing Function Participant for Wachovia Bank, National Association; and
•	Global Realty Outsourcing, Inc. as Servicing Function Participant for Wachovia Bank, National Association

MORGAN STANLEY CAPITAL I INC.

March 28, 2008	/s/ Warren Friend
By: Warren Friend
Title: Vice President
(Senior Officer in Charge of Securitization of the Depositor)